UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2020 (March 19, 2020)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2020, the Board of Directors (the “Board”) of Tractor Supply Company (the “Company”) amended the Company’s Fifth Amended and Restated By-laws (the “By-laws”) to provide that the Secretary of the Company shall call a special meeting of stockholders upon the written request of one or more stockholders who Net Long Beneficially Own (as such term is defined in the By-Laws), in the aggregate, not less than twenty percent (20%) of the outstanding shares of common stock of the Company, subject to specified conditions and procedural, notice and information requirements in connection with the advance notice of stockholder business and director nominations, with which requesting stockholders must comply. This right is in addition to the existing rights of the Chairman of the Board, the Chief Executive Officer, the President and a majority of the Board of Directors of the Company to call special meetings of the stockholders.

The preceding description is qualified in its entirety by reference to the amendment to the By-laws, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

3.1   Amendment No. 1 to the Fifth Amended and Restated By-laws.

104  The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

March 20, 2020	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to the Fifth Amended and Restated By-laws.